Exhibit 99.1

eBay Completes Sale of StubHub

SAN JOSE, California, FEBRUARY 13, 2020 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today announced that it has completed the sale of StubHub to viagogo for $4.05 billion in cash.

“The completed sale of StubHub to viagogo is a great outcome both in terms of the $4.05 billion sale price and the potential StubHub has with its new owner,” said Scott Schenkel, interim CEO of eBay Inc. “The StubHub transaction reinforces our commitment to creating shareholder value and is consistent with other steps we have taken such as margin improvement, share buybacks and issuing dividends. We are operating with discipline and focus, improving financial performance and delivering improved customer experiences. On behalf of the eBay team, we’re excited to see how StubHub evolves in its next phase and benefits fans, partners and employees.”

The completion of this transaction results in net proceeds of $3.1 billion. With the divestiture of StubHub complete, the Company is updating its capital allocation plans as well as first quarter and full year guidance figures.

Capital allocation – eBay is expanding its share buyback plans for 2020 from $1.5 billion to $4.5 billion.

First quarter 2020 – The Company now expects net revenue between $2.31 billion and $2.36 billion, reflecting the impact of removing StubHub. The Company now expects GAAP earnings per diluted share from continuing operations in the range of $0.54 - $0.57 and non-GAAP earnings per diluted share from continuing operations in the range of $0.72 - $0.75. The increase versus previous guidance reflects the benefit of share buybacks and investment timing, partially offset by the impact of removing StubHub.

Full year 2020 – The Company now expects net revenue between $9.56 billion and $9.76 billion, reflecting the impact of removing StubHub. The Company now expects GAAP earnings per diluted share from continuing operations in the range of $2.20 - $2.30 and non-GAAP earnings per diluted share from continuing operations in the range of $3.00 - $3.10. The increase versus previous guidance reflects the benefit of share buybacks, partially offset by the impact of removing StubHub.

Please reference the 8-Ks eBay filed today for further information.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader including the Marketplace and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Non-GAAP Financial Measures

This press release includes the financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC), including non-GAAP earnings per diluted share. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of non-GAAP earnings per diluted share to the nearest comparable GAAP measure, see “Business Outlook” included in this press release.

Forward Looking Statements
This press release contains forward-looking statements that are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. These include statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including expected financial results for the first quarter and full year 2020 and eBay’s expectations and plans regarding future share repurchases. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade, including any public health crisis; the company’s ability to realize expected growth opportunities in payments intermediation and advertising; the outcome of the strategic portfolio review; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company's ability to increase operating efficiency to drive margin improvements and enable reinvestments; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on the company’s marketplace platform; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	Joe Billante	ir@ebay.com
Media Relations Contact:	Julianne Whitelaw	press@ebay.com
Company News:	https://www.ebayinc.com/stories
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.

The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.

Three Months Ending
March 31, 2020
(in billions, except per share amounts)	GAAP	Non-GAAP (a)
Net Revenue	$2.31 - $2.36	$2.31 - $2.36
Diluted EPS from continuing operations	$0.54 - $0.57	$0.72 - $0.75

Twelve Months Ending
December 31, 2020
(in billions, except per share amounts)	GAAP	Non-GAAP (b)
Net Revenue	$9.56 - $9.76	$9.56 - $9.76
Diluted EPS from continuing operations	$2.20 - $2.30	$3.00 - $3.10

Twelve Months Ending
(in billions)	December 31, 2020
Net cash provided by continuing operations (c)	$1.6 - $2.0
Less: Purchase of property and equipment, net	$(0.5) - $(0.7)
Free cash flow	$1.1 - $1.3

(a) Estimated non-GAAP amounts above for the three months ending March 31, 2020 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $8-$13 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $100-$110 million and an adjustment that excludes the net deferred tax impact related to the step-up in the tax basis of intangible assets of approximately $35-$45 million.

(b) Estimated non-GAAP amounts above for the twelve months ending December 31, 2020 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $40-$50 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $480-$500 million and an adjustment that excludes the net deferred tax impact related to the step-up in the tax basis of intangible assets of approximately $140-$160 million.

(c) Includes ~$1 billion cash tax payment related to business divestiture.